                          FUND PARTICIPATION AGREEMENT

       AGREEMENT, made and entered into this _____ day of _____________ 1993 by and among THE TRAVELERS INSURANCE COMPANY (the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account set forth on Schedule A hereto as amended from time to time (each such account hereinafter referred to as the "Account"), ODYSSEY FUNDS, INC. (the "Series Fund"), a Maryland corporation, and COPELAND EQUITIES, INC. (the "Underwriter"), a New Jersey corporation.

       WHEREAS, the Series Fund is a diversified, open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and has or will register its shares under the Securities Act of 1933, as amended (the 111933 Act"); and

       WHEREAS, the Series Fund is currently divided into six separate series (each a "Fund"), each of which is established pursuant to a resolution of the Board of Directors of the Series Fund (the "Board"), and. the Series Fund may in the future add additional Funds; and

       WHEREAS, the Underwriter is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the 111934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

       WHEREAS, the Series Fund is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Series Fund and the Underwriter (the "Participating Insurance Companies"); and

       WHEREAS, the Account is a unit investment trust registered under the 1940 Act and invests in investment company shares as an investment option under certain variable annuity or variable life insurance contracts issued by the Company and registered under the 1933 Act (the "Contracts"); and

       WHEREAS, the parties desire to provide Series Fund shares as an investment option under the Contracts.

       NOW, THEREFORE, the parties agree as follows:

ARTICLE I.  SALE OF SERIES FUND SHARES

       1.1. The Underwriter agrees to sell to the Company those shares of the Series Fund which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Series Fund or its designee of the order. For purposes of this Section 1.1, the Company shall be the designee of the Series Fund for receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Series Fund; provided


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that the Series Fund receives notice of such order by 9:30 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Series Fund calculates its net asset value pursuant to SEC rules.

       1.2. The Series Fund agrees to make its shares available indefinitely for purchase by the Company and the Account at the applicable net asset value per share on those days on which the Series Fund calculates its net asset value pursuant to SEC rules. The Series Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

       1.3. The Series Fund and the Underwriter agree that shares of the Series Fund will be sold only to Participating Insurance Companies, their affiliates, and their separate accounts. No shares of any Fund will be sold to the general public.

       1.4. The Company and the Account shall pay for Series Fund shares on the next Business Day after an order to purchase Series Fund shares is made. Payment shall be in federal funds transmitted by wire.

       1.5. The Series Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Series Fund held by the Company or the Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Series Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Series Fund for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by the Series Fund; provided that the Series Fund receives notice of such request for redemption by 9:30 a.m. Eastern time on the next following Business Day.

       1.6. Issuance and transfer of the Series Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Series Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

       1.7. The Series Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Series Fund's shares. The Company hereby elects to receive all such income, dividends and capital gain distributions of a Fund in the form of additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Series Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.


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       1.8.   The Series Fund shall make the net asset value per share for each
Fund available to the Company on a daily basis as soon as reasonably practical after those figures are calculated. The Series Fund shall use its best efforts to make such net asset value per share information available by 7 p.m. Eastern time.

       1.9. The Company agrees to purchase and redeem the shares of each Fund offered by the then current prospectus of the Series Fund and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts shall be invested in the Series Fund, or in the Company's general account; provided, however, that such amounts may also be invested in an investment company other than the Series Fund if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Funds; or (b) the Company gives the Series Fund and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement; or (d) the Series Fund or the Underwriter consents to the use of such other investment company.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

       2.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under
Section 38a-433 of the Connecticut Insurance Code and has registered the Account as a unit investment trust under the 1940 Act.

       2.2. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

       2.3. The Series Fund represents and warrants that it is lawfully organized and validly existing Maryland Corporation, that it is registered as a diversified, open-end management investment company under the 1940 Act, and that it does and will comply in all materials respects with the 1940 Act.

       2.4. The Series Fund represents and warrants that Series Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws. The Series Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

       2.5. The Series Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification (under


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Subchapter M or any successor or similar provision) and that it will notify the
Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

       2.6. The Series Fund represents and warrants that each Fund will comply with Section 817(h) of the Code, all regulations issued thereunder and all amendments or modifications to such Section or regulations, and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to comply or that it might not comply in the future.

       2.7. The Company represents and warrants that the contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Series Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

       2.8. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered with the SEC as a broker-dealer. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of New Jersey and all applicable state and federal securities laws.

       2.9. The Series Fund and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Series Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series Fund (the "Bond") in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

       2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Series Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series Fund (the "Bond") in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

       3.1. The Underwriter shall provide the Company (at the Company's expense) with as many copies of the Series Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Series Fund shall provide such documentation (including a final copy of the new prospectus as set in type at the Series Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more


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frequently if the prospectus for the Series Fund is amended) to have the prospectus for the Contracts and the Series Fund's prospectus printed together in one document (such printing to be at the Company's expense).

       3.2. The Underwriter or the Series Fund (at their expense) shall print and provide a copy of the Series Fund current Statement of Additional Information ("SAI") to the Company and to any owner of a Contract or prospective owner who requests it. The Company may order additional copies of the SAI at its expense.

       3.3. The Series Fund, at its expense, shall provide the Company with copies of its proxy materials, reports to stockholders, and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

       3.4. If and to the extent required by law, the Company shall: (i) solicit voting instructions from Contract owners; (ii) vote the Series Fund shares in accordance with instructions received from Contract owners; and (iii) vote Series Fund shares for which no instructions have been received in the same proportion as Series Fund shares of such Fund for which instructions have been received; all so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable contract owners. The Company reserves the right to vote Series Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

       3.5. The Series Fund shall comply with 1940 Act's requirements concerning shareholder meetings.

ARTICLE IV. SALES MATERIAL AND INFORMATION

       4.1. The Company shall furnish, or shall cause to be furnished, to the Series Fund or its designee, each piece of sales literature or other promotional material in which the Series Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Series Fund or its designee object to such use within fifteen Business Days after receipt of such material.

       4.2. The company shall not give any information or make any representations or statements on behalf of the Series Fund or concerning the Series Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus, or SAI for the Series Fund shares, as such registration statement, prospectus, and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Series Fund, or in sales literature or other promotional material approved by the Series Fund or its designee or by the Underwriter, except with the permission of the Series Fund or the Underwriter or the designee of either.

       4.3. The Series Fund, the Underwriter, or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named, at least fifteen Business


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Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen Business Days after receipt of such material.

       4.4. The Series Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in the registration statement, prospectus, and SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

       4.5. The Series Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Series Fund or its shares, as soon as reasonably practicable after the filing of such document with the SEC or other regulatory authorities.

       4.6. The Company will provide to the Series Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the contracts or the Account, as soon as reasonably practicable after the filing of such document with the SEC.

ARTICLE V.  FEES AND EXPENSES

       5.1. The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement.

       5.2. All expenses incident to performance by the Series Fund under this Agreement shall be paid by the Series Fund. The Series Fund shall bear the expenses for the cost of registration and qualification of the Series Fund's shares, preparation and filing of the Series Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, printing and providing the Company with a sufficient quantity of the Series Fund's prospectus for the Company to distribute to all existing owners of Contracts, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Series Fund's shares.

       5.3. The Company shall bear the expenses of printing and distributing the Series Fund's prospectus to prospective owners of Contracts and of distributing the Series Fund's proxy materials and reports to existing Contract owners.


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ARTICLE VI. POTENTIAL CONFLICTS

       6.1. The Board will monitor the Series Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Series Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

       6.2. The Company will report to the Board any potential or existing conflicts of which it is aware. The Company will assist the Board in carrying out its responsibilities under any exemptive order issued by the SEC permitting shared funding by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

       6.3. If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Series Fund or any Fund thereof and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Series Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

       6.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Series Fund's election, to withdraw the affected account's investment in the Series Fund and terminate this Agreement with respect to such account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six months after the Series Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Underwriter and the Series Fund


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shall continue to accept and implement orders by the Company for the purchase
(and redemption) of shares of the Series Fund.

       6.5. If a material irreconcilable conflict arises because a decision of a particular state insurance regulator applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected account's investment in the Series Fund and terminate this Agreement with respect to such account within six months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six-month period, the Underwriter and the Series Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Series Fund.

       6.6. For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Series Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the account's investment in the Series Fund and terminate this Agreement within six months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

       6.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding on terms and conditions materially different from those contained in any exemptive order issued by the SEC permitting mixed or shared funding, then (a) the Series Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VII. INDEMNIFICATION

       7.1.   Indemnification By The Company

              7.1.(a) The Company agrees to indemnify and hold harmless the Series Fund and each director of the Board and officers and each person, if any, who controls the Series Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for


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purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Series Fund's shares or the Contracts and:

              (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Series Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Series Fund shares; or

              (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Series Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Series Fund shares; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Series Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Series Fund by or on behalf of the Company; or

              (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

              7.1.(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an


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Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Series Fund, whichever is applicable.

              7.1.(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

              7.1.(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Series Fund shares or the Contracts or the operation of the Series Fund.

       7.2.   Indemnification by the Underwriter

              7.2.(a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Series Fund's shares or the Contracts and:

              (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus or sales literature of the Series Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance



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

              upon and in conformity with information furnished to the Underwriter or the Series Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Series Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Series Fund shares; or

              (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Series Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Series Fund shares; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Series Fund; or

              (iv) arise as a result of any failure by the Series Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 2.6 of this Agreement); or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter, as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

              7.2.(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

              7.2.(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense of such action. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

              7.2.(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

       7.3.   Indemnification By the Series Fund

              7.3.(a) The Series Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Series Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith, or willful misconduct of the Board or any member thereof, are related to the operations of the Series Fund and:

              (i) arise as a result of any failure by the Series Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Section 2.6 of this Agreement); or

              (ii) arise out of or result from any material breach of any representation and/or warranty made by the Series Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Series Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

              7.3.(b) The Series Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Series Fund, the Underwriter, or the Account, whichever is applicable.

              7.3.(c) The Series Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Series Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Series Fund of any such claim shall not relieve the Series Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Series Fund will be entitled to participate, at its own expense, in the defense of such action. The Series Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Series Fund to such party of the Series Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Series Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

              7.3.(d) The Company agrees promptly to notify the Series Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Series Fund.

ARTICLE VIII. APPLICABLE LAW

       8.1. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey.

       8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant, and the terms of this Agreement shall be interpreted and construed in accordance therewith.

ARTICLE IX. TERMINATION

       9.1.   This Agreement shall terminate:

              (a) at the option of any party upon one year advance written notice to the other parties; or

              (b) at the option of the Company to the extent that shares of the Funds are not reasonably available to meet the requirements of the Contracts as determined by the Company; provided, however, that such termination shall apply only to the Fund(s) not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

              (c) at the option of the Series Fund in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the

              Insurance Commissioner, or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of the Account, or the purchase of the Series Fund shares; provided, however, that the Series Fund determines in its sole judgment exercised in good faith that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

              (d) at the option of the Company in the event that formal administrative proceedings are instituted against the Series Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department, or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith that any such administrative proceedings will have a material adverse effect upon the ability of the Series Fund or the Underwriter to perform their obligations under this Agreement; or

              (e) with respect to the Account, upon requisite vote of the Contract owners having an interest in such Account (or any subaccount) to substitute the shares of another investment company for Series Fund shares. The Company will give 30 days' prior written notice to the Series Fund of the date of any proposed vote to replace the Series Fund's shares; or

              (f) at the option of the Company, in the event any of the Series Fund's shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts; or

              (g) at the option of the Company, if the Series Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Series Fund may fail to so qualify; or

              (h) at the option of the Company, if the Series Fund fails to meet the diversification requirements of the Code; or

              (i) at the option of either the Series Fund or the Underwriter, if (1) the Series Fund or the Underwriter, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Series Fund or the Underwriter, (2) the Series Fund or the Underwriter shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Series Fund or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

              (j) at the option of the Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Series Fund or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company,
              (2) the Company shall notify the Series Fund and the Underwriter in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Series Fund and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

              (k) at the option of either the Series Fund or the Underwriter, if the Company gives the Series Fund and the Underwriter the written notice specified in Section 1.9(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(k) shall be effective forty-five (45) days after the notice specified in
              Section 1.9(b) was given.

       9.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for any reason or for no reason.

       9.3. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore,

              (a) in the event that any termination is based upon the provisions of Article VI, or the provision of Section 9.1(a), 9.1(i), 9.1(j) or 9.1(k) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

              (b) in the event that any termination is based upon the provisions of Section 9.1(c) or 9.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

       9.4. Effect of Termination. Notwithstanding any termination of this Agreement, the Series Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Series Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Series Fund, redeem investments in the Series Fund, and/or invest in the Series Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.4 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement.

       9.5. The Company shall not redeem Series Fund shares attributable to the Contracts (as opposed to Series Fund shares purchased directly by the Company to provide seed money and Series Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Series Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Series Fund and the Underwriter) to the effect that any redemption pursuant to clause
(ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Series Fund or the Underwriter 90 days notice of its intention to do so.

ARTICLE X.  NOTICES

       10.1. Any notice shall be sufficiently given when sent by registered or certified mail (return receipt requested) to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

              If to the Series Fund:

              Odyssey Funds, Inc.
              Two Tower Center
              East Brunswick, NJ 08816
              Attention: Secretary

              If to the Company:

              The Travelers Insurance Company
              One Tower Square
              Hartford, CT 06183
              Attention: Ronald R. Gendreau, Annuity Division

              If to the Underwriter:

              Copeland Equities, Inc.
              Two Tower Center
              East Brunswick, NJ 08816
              Attention: Secretary

ARTICLE XI. MISCELLANEOUS

       11.1. All persons dealing with the Series Fund must look solely to the property of the Series Fund for the enforcement of any claims against the Series Fund as neither the Board, officers, agents, or shareholders assume any personal liability for obligations entered into on behalf of the Series Fund.

       11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

       11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

       11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one instrument.

       11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

       11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

       11.7. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                       ODYSSEY FUNDS, INC.

                                       By:
-----------------------------             -------------------------------
Witness

                                       Title:
                                             ----------------------------

                                       THE TRAVELERS INSURANCE COMPANY

                                       By:
-----------------------------             -------------------------------
Witness

                                       Title:
                                             ----------------------------

                                       COPELAND EQUITIES, INC.

                                       By:
-----------------------------             -------------------------------
Witness

                                       Title:
                                             ----------------------------

                                   SCHEDULE A

The Travelers Fund U for Variable Annuities, established May 7, 1982.


                                       19